As filed with the Securities and Exchange Commission on September 28, 2022

Registration No. 333-251390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rush Street Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7999	84-3626708
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

900 N. Michigan Avenue, Suite 950

Chicago, Illinois 60611

(773) 893-5855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Schwartz
Rush Street Interactive, Inc.
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
(312) 915-2815
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Goedert, P.C.

Brian Wolfe

Ana Sempertegui

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Tel: (312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 16, 2020, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-251390), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 29, 2020 (as amended and supplemented, the “Registration Statement”).

This Post-Effective Amendment No. 4 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 4”) is being filed by the Company to: (i) convert the Registration Statement on Form S-1 into a registration statement on Form S-3, and (ii) maintain the registration of an aggregate of 16,043,002 shares of Class A common stock that may, from time to time, be offered or sold by the selling stockholders identified in the prospectus. No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2022

PRELIMINARY PROSPECTUS

Rush Street Interactive, Inc.

16,043,002 Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 16,043,002 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which were issued in a private placement pursuant to the terms of the Subscription Agreements (as defined below) in connection with the Business Combination (as defined below).

In connection with entering into the Business Combination Agreement, the Company and RSILP (each as defined below) entered into subscription agreements, each dated as of July 27, 2020 (the “Subscription Agreements”), with the Selling Stockholders, pursuant to which the Company agreed to issue and sell to the Selling Stockholders, in a private placement that closed immediately prior to the Business Combination Closing (the “PIPE”), an aggregate of 16,043,002 shares of Class A Common Stock at a purchase price of $10.00 per share (the “PIPE Shares”), for an aggregate purchase price of $160,430,020.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “RSI”. On September 27, 2022, the closing price of our Class A Common Stock was $3.95 per share.

We are an “emerging growth company” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3  OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 16,043,002 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus we have prepared or the documents incorporated by reference herein. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or in the documents incorporated by reference herein is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On December 29, 2020 (the “Business Combination Closing Date”), Rush Street Interactive, Inc. (formerly known as dMY Technology Group, Inc.) consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 27, 2020 (as amended, amended and restated, or otherwise modified from time to time, the “Business Combination Agreement”), among dMY (as defined below), Rush Street Interactive, LP (“RSILP”), the Business Combination Sellers (as defined below), dMY Sponsor, LLC (the “Sponsor”), and Rush Street Interactive GP, LLC, in its capacity as the Business Combination Sellers’ Representative (the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). As contemplated by the Business Combination Agreement, on the Business Combination Closing Date, dMY Technology Group, Inc. changed its name to Rush Street Interactive, Inc. and RSILP became an indirect subsidiary of Rush Street Interactive, Inc.

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Rush Street Interactive, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination.

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Board” means the members of the board of directors of the post-combination company.

“Business Combination” means the acquisitions and transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 27, 2020, by and among dMY, RSILP, the Business Combination Sellers, the Sponsor and the Business Combination Sellers’ Representative, as amended and restated by the parties on October 9, 2020 and further amended on December 4, 2020.

“Business Combination Closing” means the closing of the Business Combination.

“Business Combination Closing Date” means December 29, 2020.

“Business Combination Seller” means each of Rush Street Interactive GP, LLC, Greg and Marcy Carlin Family Trust, Gregory Carlin, Rush Street Investors, LLC, Neil Bluhm, NGB 2013 Dynasty Trust, Einar Roosileht, Richard Schwartz and Mattias Stetz.

“Business Combination Sellers’ Representative” means Rush Street Interactive GP, LLC, in its capacity as the Business Combination Sellers’ representative.

“Charter” means the second amended and restated certificate of incorporation of the Company.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

“Class V Voting Stock” means the Class V Voting Stock of the Company, par value $0.0001 per share.

“Company” refers (i) before the Business Combination, to dMY and (ii) immediately following the Business Combination, to Rush Street Interactive, Inc., as the context requires.

“DGCL” means the General Corporation Law of the State of Delaware.

“dMY” means, before the Business Combination, dMY Technology Group, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Holders” means the independent directors of dMY (consisting of Darla Anderson, Francesca Luthi and Charles E. Wert) together with the Sponsor.

“Investor Rights Agreement” means the agreement, dated as of the Business Combination Closing Date, pursuant to which, among other things, the Sponsor has the right to nominate two directors to the Board and the Business Combination Sellers have the right (i) to nominate the remaining directors of the Board, and (ii) to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions.

“IPO” means the Company’s initial public offering of equity units consummated on February 25, 2020.

“NYSE” means the New York Stock Exchange.

“PIPE” means the private placement that closed immediately prior to the Business Combination Closing, pursuant to which dMY issued and sold to the subscribers in that private placement an aggregate of 16,043,002 shares of Class A Common Stock at $10.00 per share, for an aggregate purchase price of $160,430,020, with such shares being registered for resale by the Selling Stockholders.

“PIPE Shares” means the 16,043,002 shares of Class A Common Stock previously sold to the subscribers in the PIPE.

“Public Warrants” means the warrants issued by dMY to third-party investors in the IPO (whether they were purchased in the IPO or thereafter in the open market). Each Public Warrant was exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share. All the Public Warrants were exercised or redeemed as of March 25, 2021.

“Retained RSILP Units” means the 160,000,000 RSILP Units that were retained by the Business Combination Sellers pursuant to the Business Combination Agreement.

“RSILP” refers to Rush Street Interactive, L.P., a Delaware limited partnership.

“RSILP A&R LPA” means the Amended and Restated Agreement of Limited Partnership of RSILP.

“RSI GP” means RSI GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company.

“RSILP Units” means the equity interests of RSILP, following the transactions contemplated by the Business Combination.

“RSG” means Rush Street Gaming, LLC, a current affiliate of RSILP.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Limited Partner” means RSI ASLP, Inc., a wholly owned subsidiary of the Company that was formed in connection with the Business Combination.

“Sponsor” means the Company’s sponsor, dMY Sponsor, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus and incorporated by reference. Any statements contained herein that are not statements of historical fact may be forward-looking statements.

•	the ability to maintain the listing of our Class A Common Stock on the NYSE;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	competition in the online casino, online sports betting and retail sports betting (i.e., such as within a bricks-and-mortar casino) industries is intense and, as a result, we may fail to attract and retain customers, which may negatively impact our operations and growth prospects;

•	economic downturns and political and market conditions beyond our control, including a reduction in consumer discretionary spending, inflation and sports leagues shortening, delaying or cancelling their seasons due to COVID-19, could adversely affect our business, financial condition, results of operations and prospects;

•	our growth prospects may suffer if we are unable to develop successful offerings, if we fail to pursue additional offerings or if we lose any of our key executives or other key employees;

•	our business is subject to a variety of U.S. and foreign laws (including Colombia, Canada and Mexico, where we have business operations), many of which are unsettled and still developing, and our growth prospects depend on the legal status of real-money gaming in various jurisdictions;

•	failure to comply with regulatory requirements or to successfully obtain a license or permit applied for could adversely impact our ability to comply with licensing and regulatory requirements or to obtain or maintain licenses in other jurisdictions, or could cause financial institutions, online platforms and distributors to stop providing services to us;

•	we rely on information technology and other systems and platforms (including reliance on third-party providers to validate the identity and location of our customers and to process deposits and withdrawals made by our customers), and any breach or disruption of such information technology could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, corrupted or stolen;

•	our projections, including for revenues, market share, expenses and profitability, are subject to significant risks, assumptions, estimates and uncertainties;

•	the requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain our resources and divert our attention;

v

•	we license certain trademarks and domain names to RSG and its affiliates, and RSG’s and its affiliates’ use of such trademarks and domain names, or failure to protect or enforce our intellectual property rights, could harm our business, financial condition, results of operations and prospects;

•	we currently and will likely continue to rely on licenses and service agreements to use the intellectual property rights of third parties that are incorporated into or used in our products and services; and

•	other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Due to the uncertain nature of these factors, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any of these statements to reflect events or circumstances occurring after the date of this prospectus. New factors may emerge, and it is not possible to predict all factors that may affect our business and prospects.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and the documents incorporated by reference herein and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

The Company

We are a leading online gaming and entertainment company that focuses primarily on online casino and online sports betting in the U.S., Canadian and Latin American markets. Our mission is to engage and delight players by delivering friendly, fun and fair betting experiences. In furtherance of this mission, we strive to create an online community for our customers where we are transparent and honest, treat our customers fairly, show them that we value their time and loyalty, and listen to feedback. We also endeavor to implement industry leading responsible gaming practices and provide our customers with a cutting-edge online gaming platform and exciting, personalized offerings that will enhance their user experience.

We provide our customers an array of leading gaming offerings such as real-money online casino, online sports betting, and retail sports betting (i.e., sports betting services provided at bricks-and-mortar casinos), as well as social gaming, which involves free-to-play games that use virtual credits that customers can earn or purchase. We launched our first social gaming website in 2015 and began accepting real-money bets in the United States in 2016. Currently, we offer real-money online casino, online sports betting and/or retail sports betting in fourteen U.S. states as well as online casino and online sports betting in Colombia, Ontario, Canada and Mexico.

Background, the Business Combination and Corporate Information

Rush Street Interactive, Inc., a Delaware corporation, was initially a blank check company called dMY Technology Group, Inc., which was incorporated as a Delaware corporation on September 27, 2019. dMY was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. dMY completed its initial public offering in February 2020 and prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.

On July 27, 2020, dMY entered into the Business Combination Agreement with RSILP, the Business Combination Sellers, the Sponsor, and the Business Combination Sellers’ Representative. The parties amended and restated the Business Combination Agreement on October 9, 2020 and further amended the business combination agreement on December 4, 2020. On December 29, 2020, the Business Combination was completed, and the Company became organized in an umbrella partnership–C corporation (“Up-C”) structure, in which substantially all of the assets of the Company are held by RSILP, and the Company’s only assets is its equity interests in RSILP (which is held indirectly through the Special Limited Partner and RSI GP, which is a wholly-owned subsidiaries of the Company). For more information on the Business Combination, see the section entitled “Business Combination.” At the Business Combination Closing, dMY changed its name to “Rush Street Interactive, Inc.”

The mailing address of our principal executive office is 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611. Our telephone number is (773) 893-5855. Our website is www.rushstreetinteractive.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of or incorporated by reference into this prospectus.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholders of up to 16,043,002 shares of Class A Common Stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Class A Common Stock offered by the Selling Stockholders	Up to 16,043,002 shares of Class A Common Stock, which were issued pursuant to the terms of the Subscription Agreements in a private placement in connection with, and as part of the consideration for, the Business Combination.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Stock to be offered by the Selling Stockholders. See “Use of Proceeds.”

NYSE Ticker Symbol	Class A Common Stock: “RSI”

Risk Factors	See “Risk Factors” and other information incorporated by reference in this prospectus for a discussion of factors you should consider before investing our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the securities offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus relates to the possible offer and resale by the Selling Stockholders of up to 16,043,002 shares of Class A Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in the shares of Class A Common Stock after the date of this prospectus such that registration rights shall apply to those securities.

The following table is prepared based on information provided to us by the Selling Stockholders on or prior to May 19, 2021 and may not reflect subsequent sales by the Selling Stockholders. It sets forth the name and address of the Selling Stockholders, the aggregate number of shares of Class A Common Stock that the Selling Stockholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholders both before and after the offering. We have based the percentage ownership prior to this offering on 64,056,803 shares of Class A Common Stock, 156,373,584 shares of Class V Voting Stock, in each case outstanding as of September 27, 2022.

For purposes of the table below, we have assumed that none of the Selling Stockholders has acquired beneficial ownership of any additional securities during this offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in any transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of securities registered on its behalf. See “Plan of Distribution” for additional information.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%(1)
Adam Gerchen	25,000	*	25,000	—	—
Alan K. Warms	25,000	*	25,000	—	—
Alfred E. D’Ancona III Trust(2)	50,000	*	50,000	—	—
Anthony B. Davis(3)	35,000	*	35,000	—	—
Atreides Foundation Master Fund LP(4)	1,000,000	*	1,000,000	—	—
Funds and accounts managed by Balyasny Asset Management, L.P.(5)	900,000	*	900,000	—	—
Blackstone Global Master Fund ICAV(6)	569,876	*	300,000	619,876	*
Brian Black	20,000	*	20,000	—	—
Bruce Block	20,000	*	20,000	—	—
Canyon Capital Advisors LLC(7)	900,000	*	900,000	—	—
Caryn Skurnick	100,000	*	100,000	—	—
Colby Lamberson	25,000	*	25,000	—	—
Accounts managed by Michael R. Friedberg(8)	400,002	*	400,002	—	—
Dennis Carlin	10,000	*	10,000	—	—
Funds associated with Davidson Kempner Capital Management LP(9)	500,000	*	500,000	—	—
Fern Carlin	10,000	*	10,000	—	—
Funds and accounts managed by FMR LLC(10)	3,000,000	1.4	3,000,000	—	—

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%(1)
Alfredo Unikel	3,000	*	3,000	—	—
Governors Lane Master Fund LP(11)	500,000	*	500,000	150,000	*
Ilan J. Shalit(12)	125,000	*	125,000	—	—
Accounts associated with Jaime Peisach(13)	150,000	*	150,000	—	—
Jason M. Finkelstein	10,000	*	10,000	—	—
Jeffrey Friedstein	10,000	*	10,000	—	—
Joel Westle	10,000	*	10,000	—	—
H Rigel Barber(14)	10,000	*	10,000	—	—
Terry E Newman	10,000	*	10,000	—	—
Katherine L Malkin	150,000	*	150,000	—	—
Lambert Security Trust(15)	10,000	*	10,000	—	—
SAM INVESTMENT PARTNERS LP II(16)	20,000	*	20,000	—	—
Kimberly Paige Fleming	50,000	*	50,000	—	—
M. Kingdon Offshore Master Fund, L.P.(17)	600,000	*	600,000	—	—
CM-NP LLC(18)	120,000	*	120,000	—	—
NP1 LLC(19)	960,000	*	960,000	—	—
RRSJ Associates(20)	50,000	*	50,000	—	—
Wellwater LLC(21)	120,000	*	120,000	—	—
Accounts managed by John Levin(22)	200,000	*	200,000	—	—
Luis Pinedo	15,000	*	15,000	—	—
Mark A. Levy	35,000	*	35,000	—	—
Moore Global Investments, LLC(23)	500,000	*	500,000	—	—
Neil Book	25,000	*	25,000	—	—
Anna-Maria and Stephen Kellen Foundation, Inc(24)	100,000	*	100,000	—	—
Accounts associated with BC Advisors, LLC(25)	400,000	*	400,000	—	—
Funds associated with Polar Asset Management Partners Inc.(26)	800,000	*	800,000	—	—
Owl Creek Investments III, LLC(27)	800,000	*	800,000	—	—
Robert Pascal and Lynne Pascal	25,000	*	25,000	—	—
Ron Rappaport	10,000	*	10,000	—	—
Ryan Shpritz	25,000	*	25,000	—	—
Scopus Asset Management, L.P.(28)	500,000	*	500,000	—	—
Skybox Capital LLC(29)	25,000	*	25,000	—	—
SLAB Holdings LLC(30)	25,000	*	25,000	—	—
Star Investment Series LLC – Series 78(31)	200,000	*	200,000	—	—
Stephen A. Lovelette	10,000	*	10,000	—	—
Suzanne Shanker Schwartz	10,000	*	10,000	—	—
Funds and accounts managed by TimesSquare Capital Management, LLC(32)	500,000	*	500,000	—	—
Tuft GS Investment Partners, LP(33)	200,000	*	200,000	—	—
Accounts managed by UBS O’Connor LLC(34)	500,000	*	500,000	204,413	*
Veralda Investment Limited(35)	500,000	*	500,000	—	—
Accounts managed by Weiss Asset Management LP(36)	400,000	*	400,000	—	—
Larry and Suzanne Schwartz Trust(37)	10,000	*	10,000	—	—

*	Represents beneficial ownership of less than 1%.
(1)	The percentage of beneficial ownership before this offering is calculated based on 64,056,803 shares of Class A Common Stock outstanding and 156,373,584 shares of Class V Voting Stock outstanding, each as of September 27, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	Alfred E. D’Ancona III is the trustee for Alfred E. D’Ancona III Trust, and may be deemed to be the beneficial owner of the shares held by such entity.
(3)	The address of this stockholder is 150 N. Riverside Plz, Suite 5100, Chicago, IL 60606.
(4)	Gavin Baker is the Managing Partner & CIO of Atreides Management, LP, the investment manager for Atreides Foundation Master Fund LP and has voting and dispositive power with respect to the securities of this stockholder. The address of the foregoing individual and entities is One International Place, Suite 4410, Boston, MA 02110.

(5)	Includes (i) 787,846 PIPE Shares held by Atlas Enhanced Master Fund, Ltd. and (ii) 112,154 PIPE Shares held by Atlas Master Fund, Ltd. These funds are managed by Balyasny Asset Management, L.P., an investment adviser registered with the SEC. The address of Atlas Enhanced Master Fund, Ltd. and Atlas Master Fund, Ltd. is 444 West Lake Street 50th Floor, Chicago, IL 60606.
(6)	The number of shares beneficially owned before this offering includes (i) 300,000 PIPE Shares and (ii) 269,876 shares of Class A Common Stock. The number of shares beneficially owned after the sale of the shares registered in this offering includes (i) 269,876 shares of Class A Common Stock and (ii) 350,000 shares of Class A Common Stock underlying Public Warrants, which, for purposes of this table, are assumed to have been exercised in full. The securities are held directly by Blackstone Global Master Fund ICAV acting solely on behalf of its sub fund Blackstone Aqua Master Sub-Fund (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(7)	Includes (i) 833,476 PIPE Shares held by Canyon Balanced Master Fund, Ltd. and (ii) 66,524 PIPE Shares held by EP Canyon Ltd. Canyon Capital Advisors LLC, as the investment advisor to both entities, has sole voting and sole investment power. Canyon Capital Advisors LLC is ultimately owned by family limited liability companies and/or trusts that are ultimately controlled by Joshua S. Friedman and Mitchell R. Julis, each of whom disclaims beneficial ownership over any securities directly or indirectly held by them other than to the extent of any voting and investment power. The address of the foregoing individuals and entities is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.
(8)	Includes (i) 133,334 PIPE Shares held by Daniel 95 Investments, LLC, (ii) 133,334 PIPE Shares held by Elaine 95 Investments, LLC and, (iii) 133,334 PIPE Shares held by Laura 95 Investments, LLC. Michael R. Friedberg is the Manager of such shares and has voting and dispositive power. The address of the foregoing individual is 333 W. Wacker Dr., Suite 1700, Chicago, IL 60606.
(9)	Includes (i) 183,500 PIPE Shares held by Davidson Kempner Institutional Partners, L.P., (ii) 14,350 PIPE Shares held by M.H. Davidson & Co., (iii) 86,650 PIPE Shares held by Davidson Kempner Partners and (iv) 215,500 PIPE Shares held by Davidson Kempner International, Ltd. Voting and dispositive authority over the securities is held by Davidson Kempner Capital Management LP (“DKCM”), and Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to such securities. Each of the aforementioned entities and individuals disclaims beneficial ownership of the securities held by any other entity or individual referencing this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.
(10)	Includes (i) 1,057,600 PIPE Shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (ii) 39,100 PIPE Shares held by Fidelity Blue Chip Growth Commingled Pool, (iii) 1,700 PIPE Shares held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (iv) 108,600 PIPE Shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (v) 3,500 PIPE Shares held by Fidelity Blue Chip Growth Institutional Trust, (vi) 170,600 PIPE Shares held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (vii) 99,335 PIPE Shares held by FIAM Target Date Blue Chip Growth Commingled Pool, (viii) 398,700 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (ix) 60,600 PIPE Shares held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (x) 19,900 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (xi) 2,900 PIPE Shares held by Fidelity U.S. Growth Opportunities Investment Trust, (xii) 37,465 PIPE Shares held by Fidelity NorthStar Fund, (xiii) 102,555 PIPE Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (xiv) 447,095 PIPE Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (xv) 405,476 PIPE Shares held by Fidelity Growth Company Commingled Pool and (xvi) 44,874 PIPE Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the foregoing individual and entities is 88 Black Falcon Ave, Suite 167, V12F, Boston, MA 02210.
(11)	The number of shares beneficially owned before this offering is 500,000 PIPE Shares. The number of shares beneficially owned after the sale of the shares registered in this offering is 150,000 shares of Class A Common Stock underlying Public Warrants, which, for purposes of this table, are assumed to have been exercised in full. Governors Lane LP serves as the investment advisor to Governors Lane Master Fund LP. Governors Lane Fund General Partner LLC serves as the general partner of Governors Lane Master Fund LP. Mr. Isaac Corre is the managing member of both Governors Lane Fund General Partner LLC and Governors Lane GP LLC, the general partner of Governors Lane LP. Each of Governors Lane LP, Governors Lane GP LLC, Governors Lane Fund General Partner LLC and Isaac Corre disclaims beneficial ownership over any securities directly or indirectly held by them other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for each entity and person described in this paragraph is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

(12)	The address of this stockholder is 71 S. Wacker Dr., Ste. 2300, Chicago, IL 60606.
(13)	Includes (i) 120,000 PIPE Shares held by The JP Vida Trust and (ii) 30,000 PIPE Shares held by The MP Vida Trust. Jaime Peisach is the trustee and holds voting and investment power over the shares held by such entities and may be deemed to be the beneficial owner of the shares held by such entities.
(14)	The address of this stockholder is 900 N. Michigan Ave., Suite 1400, Chicago, IL 60611.
(15)	Ronald M Lambert, the trustee of the stockholder, holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares.
(16)	Miles Berger, the Managing Partner of the stockholder, holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares.
(17)	Mark Kingdon is the managing member of Kingdon Capital Management, LLC, the investment adviser for M. Kingdon Offshore Master Fund, L.P., and has voting and dispositive power with respect to the securities of this stockholder. The address of the foregoing individual and entities is 152 W. 57th Street, 50th Floor, New York, NY 10019.
(18)	Ralph Finerman has voting and dispositive power over the securities held by this stockholder and wishes to disclaim beneficial ownership of the shares. The address of the foregoing individual and entity is 1250 Fourth Street 5th Floor, Santa Monica, CA 90401.
(19)	Ralph Finerman has voting and dispositive power over the securities held by this stockholder and wishes to disclaim beneficial ownership of the shares. The address of the foregoing individual and entity is 1250 Fourth Street 5th Floor, Santa Monica, CA 90401.
(20)	Ralph Finerman, Jeffrey Green, Stanley Maron, Richard Sandler are the Partners of RRSJ Associates and have voting and dispositive power over the securities held by this stockholder. The address of the foregoing individuals and entity is 1250 Fourth Street 5th Floor, Santa Monica, CA 90401.
(21)	Ralph Finerman has voting and dispositive power over the securities held by this stockholder and wishes to disclaim beneficial ownership of the shares. The address of the foregoing individual and entity is 1250 Fourth Street 5th Floor, Santa Monica, CA 90401.
(22)	Includes (i) 75,000 PIPE Shares held by Trust U/W Carl M. Loeb FBO Elisabeth Levin, (ii) 40,000 PIPE Shares held by Trust U/W Carl M. Loeb FBO Arthur L. Loeb, (iii) 35,000 PIPE Shares held by Trust U/W Frances L. Loeb FBO Arthur L. Loeb, (iv) 35,000 PIPE Shares held by HAL 63 Partnership and (v) 15,000 PIPE Shares held by Trust U/W Carl. M Loeb FBO Jean Troubh. Voting and investment power over the shares held by such entities resides with their trustee, John Levin, who may be deemed to be the beneficial owner of the shares. The address of the foregoing individual and entities is c/o River Partners 595 Madison Ave, 16 Floor, New York, NY 10022.
(23)	Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(24)	The shares are held by Anna-Maria and Stephen Kellen Foundation, Inc. The designated investment manager is Northern Right Capital Management, LP, and Matthew Drapkin is managing member of the general partner. Mr. Drapkin wishes to disclaim beneficial ownership of the shares except to the extent of his pecuniary interest therein. The address of the foregoing individual and entities is 9 Old Kings Hwy. S., 4th Flr., Darien, CT 06820.
(25)	Includes (i) 100,000 PIPE Shares held by NRC Partners I, LP and (ii) 300,000 PIPE Shares held by Northern Right Capital (QP), LP. Voting and investment power over the shares held by such entities resides with BC Advisors, LLC, which is the General Partner of Northern Right Capital Management, LP, which is the General Partner of Northern Right Capital (QP), LP. Matthew Drapkin is the Managing Member of BC Advisors, LLC, and wishes to disclaim beneficial ownership of the shares. The address of the foregoing individual and entities is 9 Old Kings Hwy. S., 4th Flr., Darien, CT 06820.
(26)	Includes (i) 467,161 PIPE Shares held by POLAR LONG/SHORT MASTER FUND and (ii) 332,839 PIPE Shares held by POLAR MULTI-STRATEGY MASTER FUND. Voting and investment power over the shares held by such entities resides with Polar Asset Management Partners Inc. Paul Sabourin is Chief Investment Officer of Polar Asset Management Partners Inc. The address of the foregoing individual and entities is 401 Bay Street St. Suite 1900, Toronto, Ontario, M5H 2Y4.
(27)	Jeffrey A. Altman, the Managing Partner of Owl Creek Asset Management, L.P., which is the manager of Owl Creek Investments III, LLC, holds voting and dispositive power over the shares, and wishes to disclaim beneficial ownership of such shares. The address of the foregoing individual and entities is 640 Fifth Ave, Floor 20, New York, NY 10019.
(28)	The address of this stockholder is 717 Fifth Ave, Fl 21, New York, NY 10022.
(29)	Cromwell Holdings LLC is the Manager of Skybox Capital LLC and may be deemed to be the beneficial owner of the shares held by Skybox Capital LLC. Each of Eric Vassilatos, Jerry Bednyak, Kea Molnar and Matt Bahr as officers of Cromwell Holdings LLC has voting and dispositive power over the shares, and each wishes to disclaim beneficial ownership of the shares. The address of Cromwell Holdings LLC and each of the foregoing individuals is 255 Buffalo Way, P.O. Box 1905, Jackson, WY 83001.
(30)	Matt Aven is the Manager of SLAB Holdings LLC and has voting and dispositive power over the shares. The address of SLAB Holdings LLC is 450 Skokie Blvd. #600, Northbrook, IL 60062.

(31)	James A. Star has voting and investment power over the shares held by Star Investment Series LLC – Series 78 and may be deemed to be the beneficial owner of the shares held by such entity. The address of the foregoing individual and entity is 222 N. LaSalle St. Suite 700, Chicago, IL 60601.
(32)	Includes (i) 126,700 PIPE Shares held by Cox Enterprises, Inc. Master Fund, (ii) 24,700 PIPE Shares held by Hallmark Cards, Incorporated Master Trust (Small Cap), (iii) 15,400 PIPE Shares held by The Kemper & Ethel Marley Foundation, (iv) 4,300 PIPE Shares held by Pacific Gas and Electric Company Postretirement Medical Plan Trust Non-Management Employees and Retirees, (v) 93,300 PIPE Shares held by PG&E Corporation Retirement Master Trust, (vi) 100,700 PIPE Shares held by Savings Banks Employees Retirement Association, (vii) 104,600 PIPE Shares held by TimesSquare Capital Management Collective Investment Trust, (viii) 13,900 PIPE Shares held by SUPERVALU INC. MASTER INVESTMENT TRUST, (ix) 1,000 PIPE Shares held by Trudy Trust and (x) 15,400 PIPE Shares held by Truth Initiative Foundation. Voting and investment power over the shares held by such entities resides with their investment manager, TimesSquare Capital Management, LLC. Kenneth Duca is the Director, Portfolio Manager of TimesSquare Capital Management, LLC and may be deemed to be the beneficial owner of the shares held by such entities. The address of the foregoing individual and entities is 7 Times Square, 42nd Floor, New York, NY 10036.
(33)	Thomas E. Tuft has voting and investment power over the shares held by Tuft GS Investment Partners, LP and may be deemed to be the beneficial owner of the shares held by such entity. The address of the foregoing entity and individual is 101 Central Park West 17B, New York, NY 10023.
(34)	The number of shares beneficially owned before this offering includes (i) 250,000 PIPE Shares held by Nineteen77 Global Multi-Strategy Alpha Master Limited and (ii) 250,000 PIPE Shares held by Nineteen77 Global Merger Arbitrage Master Limited. The number of shares beneficially owned after the sale of the shares registered in this offering includes (i) 85,998 shares of Class A Common Stock underlying Public Warrants held by Nineteen77 Global Multi-Strategy Alpha Master Limited, which, for purposes of this table, are assumed to have been exercised in full, and (ii) 118,415 shares of Class A Common Stock underlying Public Warrants held by Nineteen77 Global Merger Arbitrage Master Limited, which, for purposes of this table, are assumed to have been exercised in full. UBS O’Connor LLC is the investment manager of the entities, and Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC has voting and dispositive power over the shares. The address of the foregoing entities and individual is One North Wacker Drive, 31st Floor, Chicago, IL 60606.
(35)	Bengt Anders Stefan Strom is the ultimate beneficial owner of Verada Investment Limited. The address of the foregoing entity and individual is 18 Gropius Street, 3095, Limassol, Cyprus.
(36)	Includes (i) 132,000 PIPE Shares held by Brookdale Global Opportunity Fund and (ii) 268,000 PIPE Shares held by Brookdale International Partners, L.P. Andrew Weiss is Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of the entities. Andrew Weiss has voting and dispositive power with respect to the securities of this stockholder, and wishes to disclaim beneficial ownership of the shares. The address of the foregoing individual and entities is c/o Weiss Asset Management LP, 222 Berkeley St. 16th Floor, Boston, MA 02116.
(37)	Lawrence Schwartz and Suzanne Schwartz are the trustees of the stockholder. Each individual holds voting and dispositive power with respect to such securities, and each may be deemed to be the beneficial owner.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Stockholders of up to 16,043,002 shares of Class A Common Stock, which were issued in a private placement in connection with, and as part of the consideration for, the Business Combination.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.

The securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

To the extent required, the shares of our Class A Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our Class A Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

U.S. FEDERAL INCOME TAX CONSIDERATIONS to non-u.s. STOCKholders

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Class A Common Stock, which we refer to as our securities, to Non-U.S. Holders (as defined below). This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities that will hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our Class A Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our Class A Common Stock;

•	persons holding our Class A Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A Common Stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Class A Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES TO NON-U.S. HOLDERS. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Taxation of Distributions.

In general, any distributions we make to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not anticipate becoming a United States real property holding corporation.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of our Class A Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.

Provisions commonly referred to as “FATCA” generally impose withholding of 30% on payments of dividends on our Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Class A Common Stock.

DESCRIPTION OF REGISTERED SECURITIES

The following summary of certain provisions of our securities does not purport to be complete. You should refer to our Charter and Bylaws and each of the other documents referenced herein, which are attached as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

As of September 28, 2022, we had one class of securities registered under Section 12 of the Exchange Act, our Class A Common Stock.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 951,000,000 shares, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	750,000,000 shares of Class A Common Stock, par value $0.0001 per share; and

•	200,000,000 shares of Class V Voting Stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Voting Rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock will vote together with holders of Class V Voting Stock as a single class on all matters presented to the stockholders of the Company for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class A Common Stock will not be required to amend, alter, change, add to or repeal the Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement, (ii) for so long as the Business Combination Sellers and their permitted transferees (as defined in the Investor Rights Agreement, the “Permitted Transferees”) beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of a majority of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iv) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter, and (v) without limiting clause (iv), at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision in Article V (Bylaws), Article VI (Board of Directors), Article VII (Consent of Stockholders in Lieu of Meeting, Annual and Special Meetings of Stockholders), Article VIII (Liability; Indemnification), Article IX (DGCL 203), Article XII (Forum) and Article XIII (Amendments) of the Charter or to adopt any provision inconsistent therewith.

In addition, (i) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent; provided that, any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the applicable certificate of designation relating to such series of preferred stock.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having preference over the Class A Common Stock, then outstanding, if any.

Other Matters and Rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of preferred stock of the Company that the Company may issue in the future.

Class V Voting Stock

Voting Rights. Each holder of Class V Voting Stock is entitled to one vote for each share of Class V Voting Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class V Voting Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V Voting Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class V Voting Stock will not be required to amend, alter, change, add to or repeal the Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement, (ii) for so long as the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of a majority of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iv) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter, and (v) without limiting clause (iv) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision in Article V (Bylaws), Article VI (Board of Directors), Article VII (Consent of Stockholders in Lieu of Meeting, Annual and Special Meetings of Stockholders), Article VIII (Liability; Indemnification), Article IX (DGCL 203), Article XII (Forum) and Article XIII (Amendments) of the Charter or to adopt any provision inconsistent therewith.

In addition, (i) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent; provided that, any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the applicable certificate of designation relating to such series of preferred stock.

Dividend Rights. The holders of the Class V Voting Stock will not participate in any dividends declared by the Board.

Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V Voting Stock are not entitled to receive any assets of the Company.

Other Matters and Rights. The holders of shares of Class V Voting Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class V Voting Stock.

Issuance and Retirement of Class V Voting Stock. In the event that any outstanding share of Class V Voting Stock ceases to be held directly or indirectly by certain holders thereof, such share will automatically be transferred to the Company for no consideration and thereupon will be retired. The Company will not issue additional shares of Class V Voting Stock after the adoption of the Charter other than in connection with the valid issuance or transfer of a Class A common unit of Rush Street Interactive, LP in accordance with the governing documents of the Company.

Preferred Stock

The Charter authorizes the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock of the Company. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock of the Company by restricting dividends on the Class A Common Stock, diluting the voting power of the Class V Voting Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.

Dividends

The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company and will be subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time.

The Company is a holding company with no material assets other than its interests in the Special Limited Partner (whose sole asset is the RSILP Units) and RSI GP.

The RSILP A&R LPA provides that pro rata cash distributions be made to holders of RSILP Units (including the Special Limited Partner) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Agreements — RSILP A&R LPA.” In addition, the Tax Receivable Agreement provides that the Special Limited Partner will pay to the Business Combination Sellers of 85% of the net income tax savings realized by the Company and its consolidated subsidiaries (including the Special Limited Partner) as a result of the increase in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained RSILP units for Class A Common Stock (or cash) pursuant to the RSILP A&R LPA and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement (as more fully described in the Tax Receivable Agreement). The Company anticipates that the tax distributions the Special Limited Partner will receive from RSILP may, in certain periods, exceed the Company’s and its consolidated subsidiaries’ (including the Special Limited Partner’s) actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend or in connection with the Tax Receivable Agreement) to its stockholders. We also expect, if necessary, to undertake certain actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding RSILP Units to maintain one-for-one parity between RSILP Units held by the Special Limited Partner and shares of Class A Common Stock. See the risk factor entitled “Risk Factors — Risks Related to the Business Combination — The only principal asset of the Company is its interests in RSILP (held through the Company’s wholly-owned subsidiaries), and accordingly it depends on distributions from RSILP to pay taxes and expenses.”

Investor Rights Agreement

At the Business Combination Closing, the Company, Business Combination Sellers, the Founder Holders, and the Business Combination Sellers’ Representative entered into the Investor Rights Agreement, pursuant to which, among other things, (i) the Company and the Founder Holders agreed to terminate the Registration Rights Agreement, dated as of February 20, 2020, entered into by them in connection with the Company’s initial public offering, (ii) the Sponsor has the right to nominate up to two directors to the Board (based on the Sponsor’s and its permitted transferees’ beneficial ownership of Class A Common Stock as of the date of this prospectus, the Sponsor has the right to designate one individual for such purpose) and the Business Combination Sellers’ Representative has the right to nominate the remaining directors of the Board (based on the Business Combination Sellers’ and their permitted transferees’ beneficial ownership of Class A Common Stock as of the date of this prospectus, the Business Combination Sellers’ Representative has the right to designate seven individuals for such purpose), and the Business Combination Sellers’ Representative has the right to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions, (iii) the Company provided the Business Combination Sellers and the Sponsor certain registration rights with respect to the shares of Class A Common Stock held by the Business Combination Sellers and the Sponsor, (iv) the Founder Holders and the Business Combination Sellers agreed not to transfer, sell, assign or otherwise dispose of the shares of Class A Common Stock and the RSILP Units held by such person for up to 12 months following the Business Combination Closing (with respect to the Founder Holders) and 180 days following the Business Combination Closing (with respect to the Business Combination Sellers), in each case, subject to certain exceptions pursuant to and in accordance with the Business Combination Agreement, and (v) the Amended Insider Letter was deemed amended to remove the 12-month lock-up period contained therein applicable to the Founder Holders, Niccolo de Masi and Harry You.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Charter, Bylaws, the Investor Rights Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our Bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Exclusive Forum

The Charter requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or Company stockholder to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers, other employees or Company stockholders arising pursuant to any provision of the DGCL, the Charter or our Bylaws, or (iv) any action asserting a claim against us, our directors, officers, other employees or Company stockholders governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions, the Charter provides that the sole and exclusive forum shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant.

In addition, the Charter requires, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision in the Charter does not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Charter provides that any equity interests of the Company owned or controlled by an unsuitable person or its affiliates will be subject to mandatory sale and transfer to either us or one or more third party transferees and in such number and class(es)/series of equity interests as determined by the Board in good faith (following consultation with reputable outside and independent gaming regulatory counsel) pursuant to a resolution adopted by a majority of the directors of the Board.

Our gaming activities are regulated by gaming authorities in each jurisdiction in which we operate. To operate in any given gaming jurisdiction, we and our directors, officers, certain other key employees and, in certain cases, our significant stockholders, must be found suitable by the relevant gaming authority. Gaming authorities typically have broad discretion in determining whether an applicant is suitable to conduct or be associated with gaming activities within a given jurisdiction. Though criteria for suitability varies by jurisdiction, such criteria generally include (among other things) an evaluation of the applicant’s reputation for good character, criminal and financial history and character of those with whom the applicant associates. Our association with individuals or entities that are or are likely to be deemed unsuitable in any particular jurisdiction would present risk to our ability to obtain or maintain the gaming license we need to operate in such jurisdiction.

LEGAL MATTERS

White & Case LLP passed upon the validity of the Class A Common Stock of the Company offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Reports on Form 10-K as of December 31, 2021 and 2020, and for the years then ended, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.rushstreetinteractive.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 7, 2022, (our “2021 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 6, 2022;

•	Our Current Report on Form 8-K, filed on June 7, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 5, 2022; and

•	The description of our securities registered under Section 12 of the Exchange Act, filed as Exhibit 4.2 of our 2021 Annual Report, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all applicable filings filed after the date of the initial registration statement (of which this prospectus forms a part) and prior to its effectiveness and all applicable filings filed after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the shares of Class A Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.rushstreetinteractive.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Rush Street Interactive, Inc.

900 N. Michigan Avenue, Suite 950

Chicago, IL 60611

Attention: Corporate Secretary

Telephone: (312) 915-2815

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

Rush Street Interactive, Inc.

Secondary Offering of

16,043,002 Shares of Class A Common Stock

PROSPECTUS

_________________, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Class A Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$32,000
Accounting fees and expenses	20,000
Legal fees and expenses	120,000
Financial printing and miscellaneous expenses	20,000
Total	$192,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits and Financial Statements.

Exhibit Number	Description
4.1	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1/A (Registration No. 333-236208), filed with the SEC on February 13, 2020).
5.1	Opinion of Kirkland & Ellis LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 (File No. 333-236208), filed with the SEC on February 5, 2021).
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Rush Street Interactive, Inc.
23.2	Consent of White & Case LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-1 (File No. 333-236208), filed with the SEC on February 5, 2021).

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 28, 2022.

RUSH STREET INTERACTIVE, INC.

By:	/s/ Kyle L. Sauers
	Name:	Kyle L. Sauers
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard Schwartz	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2022
Richard Schwartz

/s/ Kyle L. Sauers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2022
Kyle L. Sauers

*	Executive Chairman	September 28, 2022
Neil Bluhm

*	Director	September 28, 2022
Leslie Bluhm

*	Director	September 28, 2022
Niccolo de Masi

*	Director	September 28, 2022
Judith Gold

*	Director	September 28, 2022
James Gordon

*	Director	September 28, 2022
Paul Wierbicki

/s/ Daniel Yih	Director	September 28, 2022
Daniel Yih

* By:	/s/ Kyle L. Sauers
Kyle L. Sauers
As Attorney-in-Fact

II-4